Exhibit 10.1

AMENDMENT TO THE

ARKO Corp. 2020 Incentive Compensation Plan

This Amendment (this “Amendment”) to the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”) of ARKO Corp., a Delaware corporation (the “Company”), is made effective as of June 6, 2024. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the 2020 Plan.

WHEREAS, on April 16, 2024, the Board of Directors of the Company (the “Board”) determined it to be in the best interests of the Company to amend the 2020 Plan to (i) increase the aggregate number of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) authorized for issuance thereunder from 12,413,166 Shares to 23,770,00 Shares; and (ii) increase the maximum aggregate number of such Shares authorized for issuance upon the exercise of incentive stock options from 12,413,166 Shares to 23,770,000 Shares; and

WHEREAS, at the Company’s 2024 annual meeting of stockholders held on June 6, 2024, the Company’s stockholders approved the (i) increase in the number of Shares authorized for issuance under the 2020 Plan from 12,413,166 Shares to 23,770,000 Shares and (ii) increase in the number of Shares authorized for issuance upon the exercise of incentive stock options from 12,413,166 Shares to 23,770,000 Shares.

NOW, THEREFORE, be it resolved that the 2020 Plan is hereby amended as follows:

Shares Subject to Plan. Section 4(a) of the 2020 Plan shall be amended to authorize a total number of 23,770,000 Shares reserved and available for delivery under the 2020 Plan.

Incentive Stock Option Shares Subject to Plan. Section 4(c)(vi) of the 2020 Plan shall be amended to provide that the maximum aggregate number of Shares that may be delivered under the 2020 Plan for issuance as a result of the exercise of the incentive stock options be 23,770,000 Shares.

Date of Amendment. To record the adoption of this Amendment to the 2020 Plan by the Board of Directors as of April 16, 2024, and the approval by the Company’s stockholders of this Amendment effective as of June 6, 2024, the Company has caused its authorized officer to execute the same as of the date first set forth above.